Exhibit 10.1

CHINA BAK BATTERY, INC.

STOCK OPTION PLAN

NOTICE OF GRANT

Capitalized but otherwise undefined terms in this Notice of Grant and the attached Restricted Stock Grant Agreement shall have the same defined meanings as in the China BAK Battery, Inc. Stock Option Plan (the “Plan”).

Name: ________________________	Address: ________________________

You have been granted shares of Restricted Stock subject to the terms and conditions of the Plan and the attached Restricted Stock Grant Agreement, as follows:

Date of Grant:	December 26, 2006

Vesting Commencement Date:	July 1, 2007

Closing Price per share of Restricted Stock at Grant Date:	$6.25

Total Number of shares of Restricted Stock granted:	______________________

Total Price at Grant Date:	______________________

Vesting Schedule:

The shares of Restricted Stock granted to you hereby shall vest and no longer be subject to forfeiture in accordance with the following schedule:

On July 1, 2007, 40% of the shares of Restricted Stock shall vest and shall no longer be subject to forfeiture.  On January 1, 2008, an additional 30% of the Restricted Stock shall vest and shall no longer be subject to forfeiture.  On July 1, 2008, the remaining 30% of the Restricted Stock shall vest and shall no longer be subject to forefeiture. Prior to vesting, shares of Restricted Stock are subject to the restrictions on transferability set forth in the Plan.

CHINA BAK BATTERY, INC.

STOCK OPTION PLAN

RESTRICTED STOCK GRANT AGREEMENT

          This RESTRICTED STOCK GRANT AGREEMENT (“Agreement”), dated as of the date specified in the Notice of Grant (which is expressly incorporated herein and made a part hereof, the “Notice of Grant”), is made by and between CHINA BAK BATTERY, INC., a Nevada corporation (the “Corporation”), and the person named in the Notice of Grant (the “Grantee,” which term as used herein shall be deemed to include any successor to the Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require).

BACKGROUND

          Pursuant to the Corporation’s Stock Option Plan (the “Plan”), the Corporation, acting through the Committee, approved the issuance to the Grantee, effective as of the date set forth above, of an award of the number of shares of Restricted Stock as is set forth in the attached Notice of Grant, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

1.       Grant of Restricted Stock.  The Corporation hereby grants to Grantee, and Grantee hereby accepts the number of shares of Restricted Stock set forth in the Notice of Grant.

2.        Stockholder Rights.  Until such time as all or any part of the Restricted Stock is forfeited to the Corporation under this Agreement, if ever, Grantee (or any successor in interest) shall have the rights of a stockholder (including voting rights) with respect to the Restricted Stock, including the Restricted Stock that has not yet vested, subject, however, to the transfer restrictions of Section 3.

3.        Vesting of Restricted Stock.

                (a)     The shares of Restricted Stock shall be restricted and subject to forfeiture pursuant to Section 4 until vested pursuant to this Section 3 or Section 6(b).  The shares of Restricted Stock shall vest, and no longer be subject to forfeiture, (such shares of Restricted Stock becoming "Vested Shares") in accordance with the vesting schedule set forth in the Notice of Grant.  All shares of Restricted Stock which have not become Vested Shares are hereinafter sometimes referred to as "Nonvested Shares."

                (b)     The Grantee acknowledges that the vesting of the foregoing shares of Restricted Stock may create significant income tax liability to the Grantee.

                (c)     Nonvested Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly.

4.       Forfeiture of Nonvested Shares.  At such time as Grantee's Business Relationship with the Corporation ceases for any reason, including death, then, in such event, any Nonvested Shares shall be automatically forfeited to the Corporation unless the Corporation otherwise notifies the Grantee.

5.       Legend.  All stock certificates evidencing the Nonvested Shares shall be imprinted with a legend substantially as follows:

"THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AGAINST TRANSFER AND FORFEITURE, AS SET FORTH IN A RESTRICTED STOCK GRANT AGREEMENT DATED December 26, 2006. TRANSFER OF THESE SHARES MAY BE MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

6.       Recapitalizations, Exchanges, Mergers, Etc.

                (a)     The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Corporation or successor of the Corporation which may be issued in respect of, in exchange for, or in substitution for the Restricted Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement.  Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

                (b)     In the event that the Corporation effects a Corporate Transaction, the Board of Directors may take any one or more of the actions specified in the Plan

7.       No Employment Contract Created.  The issuance of the shares of Restricted Stock shall not be construed as granting to Grantee any right with respect to continuance of employment or any other business relationship by the Corporation or any of its subsidiaries.  The right of the Corporation or any of its subsidiaries to terminate at will Grantee's employment or terminate a business relationship with the Grantee at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment or other agreement to which the Corporation and Grantee may be a party.

8.       Taxes. Grantee shall be taxed in accordance with the applicable provisions of the Individual Income Tax Law of the People’s Republic of China and the detailed implementation rules promulgated thereunder with respect to the grant and vesting of the shares of Restricted Stock.

9.       Tax Witholding.  The Corporation shall be entitled to withhold from Grantee's compensation any amounts necessary to satisfy applicable tax withholding with respect to the grant and vesting of the shares of Restricted Stock.

10.     Interpretation.  The shares of Restricted Stock are being issued pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith.  The Board of Directors shall interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Board of Directors shall be final and binding on the Corporation and Grantee.

11.      Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Grantee, to the address (or facsimile number) set forth on the Notice of Grant; and

     if to the Corporation, to its principal executive office as specified in any report filed by the Corporation with the Securities and Exchange Commission or to such address as the Corporation may have specified to the Grantee in writing, Attention: Corporate Secretary.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, or when faxed, if sent by facsimile, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by First Class mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

12.      Specific Performance.  Grantee expressly agrees that the Corporation will be irreparably damaged if the provisions of this Agreement and the Plan are not specifically enforced.  Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement or the Plan by the Grantee, the Corporation shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof.  The Board of Directors shall have the power to determine what constitutes a breach or threatened breach of this Agreement or the Plan.  Any such determinations shall be final and conclusive and binding upon the Grantee.

13.      No Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

14.      Grantee Undertaking.  The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement.

15.      Modification of Rights.  The rights of the Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

16.      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts made and to be wholly performed therein, without giving effect to its conflicts of laws principles.

17.      Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

18.      Entire Agreement.  This Agreement (including the Notice of Grant) and the Plan, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

19.      Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20.      WAIVER OF JURY TRIAL.  THE GRANTEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

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          IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Grant Agreement as of the date first written above.

CHINA BAK BATTERY, INC.

By:

Name:	Xiangqian Li
Title:	Chairman, CEO & President

GRANTEE:

Name: